                                                                 EXHIBIT 10.6(C)


                                    RESELLER
                               SERVICE AGREEMENT

         This Agreement is made this 24 day of Sept, 1997, by and between FACTUAL DATA CORP, (hereinafter referred to as "Reseller") and Trans Union Corporation (hereinafter referred to as "Trans Union") to provide for credit reporting services.

         WHEREAS, Reseller is in the business of obtaining consumer reports from third party sources and providing credit reporting services to its consumers ("Reselling"; and

         WHEREAS, Trans Union owns and maintains a national database of consumer credit information; and

         WHEREAS, Reseller desires to Resell Trans Union consumer credit reports, or information therefrom, to users of reports who have a permissible purpose.

         NOW THEREFORE, in consideration of the premises and the mutual benefits expressed herein, the parties agree as follows:

I.       Reseller Responsibilities

             A. Reseller shall provide Trans Union consumer reports or information from Trans Union consumer reports only to users who have a permissible purpose for obtaining consumer reports, as defined by Section 604 of the Federal Fair Credit Reporting Act (15 USC 1681b), hereinafter called "FCRA". Such users shall be provided access to the Trans Union credit reporting system or data therefrom may be transferred without change, may be reformatted by Reseller, or may be merged with those obtained from other consumer reporting agencies (Merged Reports).

             B. Reseller shall obtain Subscriber Agreements from such users, wherein each user will state the nature of its business, certify the specific purpose for which consumer reports will be obtained, and agree that reports will be obtained for no other purpose. The permissible purpose specified shall be one or more of the following:

             1. In connection with a credit transaction involving the consumer on whom the information is to be furnished is to be furnished and involving the extension of credit to, or review or collection of an account of the consumer; or

             2. For employment purposes, in which case the Subscriber must execute an agreement in substantially the same format as Exhibit A hereto; or

             3. In connection with the underwriting of insurance involving the consumer; or

             4.  For tenant screening purposes.

             A. Reseller may advertise its services on the Internet or another proprietary computer system. However, reports may not be sold and delivered over a public computer network. In the event Reseller believes that adequate security has been established to permit on line network or Internet access, with no risk of any party other than the appropriate party obtaining an individual's consumer report. Reseller shall apply to Trans Union for approval of its security procedures. Approval must then be obtained from Trans Union's computer access Security Department, in writing, before any such deliveries of consumer reports can occur. Failure to obtain such prior approval shall result in termination of this Agreement.

             B. Reseller shall not sell Trans Union consumer reports to customers that are private investigative agencies, detective agencies, or law firms. Reseller shall take the following steps to verify the identity of its customers who will obtain Trans Union credit reports or information therefrom to make certain that none are such agencies:

                 1. Confirm that the stated purpose for obtaining consumer reports is compatible with the type of business conducted by the potential customer.

                 2. Conduct a physical inspection of the company's premises to assure that it is a legitimate business facility (not a residence) and that the furnishings, etc. are commensurate with the size and purported type of business, and in order to determine if it is a detective agency, private investigative agency, security service, investigator, law firm, or other unauthorized user. This is a material requirement of this Agreement.

                 3. Confirm that advertisements or signs are compatible with purported business.

                 4. Verify that the company has a business checking account and that the account balance is compatible with the size and nature of the company.

                 5. Verify business references to ensure that the potential customer has clientele which would support the stated business.

                 6. Verify business phone numbers by checking the phone directory or other phone records.

                 7. Check the yellow page listings for the area where the customer is located, under the following types of businesses to see of the prospective customer is listed:

                     a)   Detective Agencies
                     b)   Private Investigators
                     c)   Security Services
                     d)   Investigators
                     e)   Lawyers or Attorneys At Law

                     1. The actions taken to verify the type of customer will be notated on the Subscriber Agreement. Records which document the investigation, and the Subscriber Agreement, must be retained as long as the customer continues to maintain access and for two years thereafter. Those records (or copies thereof) must be made available to appropriate Trans Union personnel on request.

             A. If, as the result of the verifications outlined above, the prospective customer is found to be a detective agency, private investigative agency, security service, investigator, or law firm, or is found to have no permissible purpose to obtain credit reports, no agreement will be signed and no subscriber number will be issued.

             B. No customer of Reseller shall be a government law enforcement agency.

             C. Reseller shall not sell consumer reports or information therefrom to another reseller.

             D. Trans Union reserves the right to terminate any customer of Reseller at any time with or without notice.

I.       Merged Report Guidelines

                 Reseller agrees to adhere to the following guidelines when it sells Merged Consumer Reports:

                 1) Reseller shall comply with the requirements of FCRA dealing with consumer disclosure, interviews and reinvestigation procedures.

                 2) Reseller shall retain each Merged Report so that it can provide a consumer disclosure as required by FCRA.

                 3) Reseller shall be able to easily identify the source(s) of each element of data in the Merged Report. Consumer disclosures must clearly show this data as it was originally reported be each of the sources when providing the consumer disclosure.

                 4) When a customer of the Reseller requests and reviews a Merged Report and the consumer is denied credit based on information in that Report, the consumer must be referred to the Reseller for a complete disclosure.

                 5) In making a disclosure, the Reseller will provide the names, addresses and telephone numbers of the consumer reporting agency that was used to provide information for the report.

                 6) In making a disclosure, the Reseller must advise the consumer about her/his FCRA rights to dispute information with the appropriate source credit bureau, to request reinvestigation, and to have corrected reports reissued to previous recipients.

                 7) Reseller must obtain information from sources other than the applicant. Separate inquires are necessary when the co-borrowers have individually obtained credit.

                 8) The Merged Report must contain the date the report was created, the name, address, and the phone number of the consumer reporting agency which prepared the Merged Report. The Merged Report must show the names of the repository(ies) from which the information was obtained and must identify the organization that ordered the Merged Report.

                 9) Once the merge logic is applied, the Merged Report must contain the following list of tradeline or credit grantor information for each tradeline if it was furnished by one or more of the credit reporting agencies.

                          a.  Account Name
                          b.  Account Number
                          c.  Date Reported
                          d.  Date Opened
                          e.  Type of Account
                          f.  Current Status
                          g.  Current Balance
                          h.  High Credit (Credit Limit)
                          i.  Terms (Payment)
                          j.  Historical Status
                          k.  Inquiries
                          l.  Account Association Code

I.       Trans Union Responsibilities

         A. Trans Union shall maintain credit information on individuals as furnished by its subscribers or obtained from other available sources.

         B. Trans Union shall use good faith in obtaining and assembling such information from sources deemed reliable, but does not guarantee the accuracy of any information reported, and TRANS UNION MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE ACCURACY OF ANY TRANS UNION CREDIT INFORMATION FURNISHED BY TRANS UNION TO RESELLER OR TO ANY SUBSCRIBERS OF RESELLER. IN NO EVENT SHALL TRANS UNION BE LIABLE TO RESELLER IN ANY MANNER WHATSOEVER FOR ANY LOSS OR INJURY TO RESELLER RESULTING FROM THE OBTAINING OR FURNISHING OF CREDIT REPORTS AND, FURTHER, RESELLER AGREES TO HOLF TRANS UNION HARMLESS AND INDEMNIFY IT FROM ANY AND ALL CLAIMS, LOSSES AND DAMAGES ARISING OUT OF THE ISSUANCE OF SUCH REPORTS OR THE FAILURE OF RESELLER TO KEEP AND PERFORM ANY OF ITS OBLIGATIONS DESCRIBED HEREIN.

I.       Identify End User

         A. Reseller shall provide to Trans Union as tp each customer who will obtain Trans Union credit reports or information therefrom as a result of Reseller's solicitation, its identity by subscriber number, name, address and telephone number, and the permissible purpose for which each report is sought, so that such information may be noted on the report for the consumer who is the subject of the report accessed. Such end user identification shall be made by either Option (1) or Option (2) below, as indicated by Subscriber. Failure of Reseller to comply with the requirements of this Section IV shall result in termination of this Agreement.

                 Option (1): Each customer signed up by Reseller may access the Trans Union system after appropriate identification procedures have been established, and a separate customer code shall be issued for each customer. When such code is established, Reseller shall provide Trans Union with the customer's name, address, telephone number, and the permissible purpose for which reports will be accessed. If the customer intends to access reports for more than one permissible purpose for each access to a consumer report; or

                 Option (2): The customer name and permissible purpose shall be identified by inquiry on each consumer report accessed. Reseller agrees to establish and provide Trans Union a toll free number, which will be answered between the hours of 9 a.m. to 5 p.m. Monday through Friday, exclusive of federal holidays, that Trans Union can call to obtain the customer's address and telephone number.

         B. If any current customers of Reseller have been assigned a Trans Union access code, they shall be identified, and Reseller shall determine that the certifications required herein and all other obligations stated herein are complied with by such customers.
             All detective or investigative agencies, government law enforcement agencies, or law firms who have to access code for the Trans Union system, shall be terminated and access to the Trans Union by them shall be canceled.


I.       Fees & Charges

    A. Reseller shall pay to Trans Union for each access by it or one of its customers the price then in effect for the type of credit report ordered. Trans Union shall have no obligation to collect any account owing from Reseller's customers.

    B. Trans Union shall provide monthly invoices to Reseller for all access by it or Reseller's customers, and such invoices shall be paid by Reseller within thirty (30) days of receipt. Past due amounts shall accrue interest at the rate of 1.5% per month. If collection efforts are required, Reseller shall be liable for all cost of collection, including reasonable attorney's fees.

I.       Miscellaneous

         A. This Agreement shall remain in force and effect for one (1) year from the date hereof, and hereafter, from year to year, on the same basis as set forth herein except that either party may cancel this Agreement at any time upon at least sixty (60) days notice, and Trans Union may cancel this Agreement or any customer solicited by Reseller immediately if it determines that the requirements of this Agreement or any law have not been met.
             Trans Union may also terminate this Agreement immediately without notice if invoices hereunder are not paid as of the due date.

         B. The parties hereto agree that this instrument is the full and complete Agreement between them regarding the furnishing of credit information, supersedes all prior agreements or discussions, and is not to be altered, varied, or enlarged upon by any verbal promises, statements, or representations not expressed herein.

         C. The parties acknowledge the special and unique purposes of this Agreement and, therefore, agree that, notwithstanding any other provisions to the contrary contained in this Agreement, neither this Agreement nor any of the rights or obligations hereunder shall be assignable by Reseller without prior written consent of Trans Union.

         D. Each of the parties to this Agreement are independent contractors and nothing contained in this Agreement shall be construed as creating a joint venture, partnership, licensor-licensee, principal-agent or mutual agency relationship between or among the parties hereto and no party shall, by virtue of this Agreement, have any right or power to create any obligation, express or implied, on behalf of any other party. No party, nor any employee of a party, shall be deemed to be an employee of the other party by virtue of this Agreement.


Agreed to on this date first above written.

Tans Union Corporation                       Reseller Name: FACTUAL DATA CORP
                                                           ---------------------

By: /s/ R.D. LITTLEJOHN                      By: /s/ J.H. DONNAN
   -----------------------------                --------------------------------

Print Name: R.D. Littlejohn                  Print Name: J.H. Donnan
           ---------------------                        ------------------------

Title: VP/AS                                 Title: President
      --------------------------                   -----------------------------

                                             Reseller Address:
                                                              ------------------

                                             -----------------------------------

                       (Exhibit A to Reseller Agreement)

                                    RESELLER
                         AGREEMENT FOR CONSUMER REPORTS
                            FOR EMPLOYMENT PURPOSES
                                     (PEER)

         The undersigned Subscriber and RESELLER NAME ("Reseller"), hereby make the following agreement:

         1. Reseller has access to consumer reports from one or more consumer credit reporting agencies pertaining to consumer's credit experiences and histories throughout the United States.

         2. Subscriber is a CRA and has a need for consumer credit information in connection with the evaluation of individuals for employment, promotion, reassignment or retention as an employee ("Consumer Report for Employment Purposes").

         3. Subscriber shall request Consumer Report for Employment purposes pursuant to procedures prescribed by Reseller from time to time only when it is considering the individual inquired upon for employment, promotion, reassignment or retention as an employee, and for no other purpose.

         4. Subscriber certifies that it will not request a Consumer Report for Employment Purposes unless:

             A. A clear and conspicuous disclosure is first made in writing to the consumer before the report is obtained, in a document that consists solely of the disclosure, that a consumer report may be obtained for employment purposes.

             B. The consumer has authorized in writing the procurement of the report; and

             C. Information from the Consumer Report for Employment Purposes will not be used in violation of any applicable federal or state equal employment opportunity law or regulation.

         5. Subscriber further certifies that before taking adverse action in whole or in part based on the Consumer Report for Employment Purposes, it will provide the consumer:

             A.  A copy of the Consumer Report for Employment Purposes; and

             B. A copy of the consumer's rights, in the format approved by the FTC, which notice shall be supplied to Subscriber by Reseller.

         6. Subscriber agrees that it shall use Consumer Report for Employment Purposes only for a one-time use, and to hold the report in strict confidence, and not to disclose it to any third parties not involved in the current employment decision.

         7. Subscriber agrees to pay to Reseller an initial annual membership fee of $ 0 and such membership fee as may be accessed in subsequent years if this Agreement is continued.

         8. Subscriber, in addition to the membership fee, shall pay for each Consumer Report for Employment Purposes, the then current published price therefor.

         9. All payments shall be due thirty (30) days after receipt of the invoice. Past due amounts shall accrue interest at the rate of 1.5% per month. If collection efforts are required, Subscriber shall pay all costs of collection, including attorney fees.

        10. Reseller reserves the right to change the charges from time to time, but no change in such charges shall become effective as to the Subscriber earlier than thirty (30) days after written notice thereof shall have been given by Reseller to the Subscriber.

        11. Reseller shall use good faith in attempting to obtain information from sources deemed reliable, but does not guarantee the accuracy of information requested, and in no event shall Reseller be liable in any manner whatsoever for any loss or injury to Subscriber resulting from the obtaining or furnishing of such information; and further Subscriber Agrees to hold Reseller harmless and indemnify it from any and all claims, losses, and damages arising out of alleged liability or failure of the Subscriber to keep and perform any of its obligations described herein.

        12. There shall be no refunds or rebates of the annual Subscriber fee under this Agreement. All Subscriber fees are compensation for supplying service and carrying this account.

        13. This Agreement shall remain in force and effect for one (1) year from date hereof, and thereafter, from year to year, on the same basis as set forth herein except that either party may cancel t his Agreement at any time upon notice at least ten (10) days prior to the end of the current monthly payment period.

        14. It is further agreed, however, that with just cause, such as delinquency or violation of the terms of the contract or a legal requirement. Reseller may, upon its election, discontinue serving the Subscriber and cancel this Agreement immediately.

        15. The parties hereto agree that this instrument is the full and complete Agreement between them regarding the furnishing of Consumer Report for Employment Purposes, and is not to be altered, varied, or enlarged upon by any verbal promises, statements, or representations not expressed herein. This Agreement shall not be binding on either party until accepted by Reseller.


Reseller Name                         Firm Name of Subscriber: FACTUAL DATA CORP
                                                              ------------------

By: /s/ R.D. LITTLEJOHN               By: /s/ J.H. DONNAN
   --------------------------            ---------------------------------------

Print Name: R.D. Littlejohn           Print Name: J.H. Donnan
           ------------------                    -------------------------------

Title: VP/AS                          Title: President
      -----------------------               ------------------------------------

                                       Address:
                                               ---------------------------------
Date: 10-2-97
     ------------------------          -----------------------------------------